Exhibit 10 F 4

                     PEAPACK-GLADSTONE EMPLOYMENT AGREEMENT
                              OF ARTHUR BIRMINGHAM

                  This EMPLOYMENT AGREEMENT is as of January 1, 2008, by and between Peapack-Gladstone Financial Corporation ("PGFC") and Peapack-Gladstone Bank (the "Bank") (PGFC and the Bank are collectively referred to herein as the "Company"), and EXECUTIVE ARTHUR BIRMINGHAM ("Executive"), whose home address is 14 Apgar Avenue, Gladstone, NJ 07934.

                                   WITNESSETH:

                  WHEREAS, the Company desires to employ Executive pursuant to an agreement embodying the terms of such employment (this "Agreement") and Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement; and

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                  Section 1. Term of Employment.

                  (a) The term of Executive's employment under this Agreement shall commence on January 1, 2008 (the "Effective Date") and end on December 31, 2009 (the "Original Term of Employment"), unless terminated earlier in accordance herewith.

                  (b) The Original Term of Employment shall be automatically renewed for successive one-year terms (the "Renewal Terms") so long as the Company does not, prior to 60 days before such expiration date, deliver a notification of non-renewal to Executive stating that the Company is electing to terminate this Agreement at the expiration of the then current Term of Employment. "Term of Employment" shall mean the Original Term of Employment and all Renewal Terms. In the event that this Agreement is not renewed because the Company has given the 60-day notice prescribed in the preceding paragraph on or before the expiration of the Original Term of Employment or any Renewal Term, such non-renewal shall be treated as a "Termination Without Cause" pursuant to
Section 5.

                  Section 2. Position and Duties. During the Term of Employment, the Executive shall serve as the "EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER" of the Company. The Executive shall have such powers and duties as are commensurate with such position and as may be conferred upon him by the Board of Directors of the Company (the "Board"). During the Term of Employment, the Executive shall devote all of his/her business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries. Notwithstanding the foregoing, the Executive may engage in charitable, educational, religious, civic and similar types of activities, speaking engagements, membership on the board of directors of other organizations, and similar activities to the extent that such activities do not inhibit

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the performance of his/her duties hereunder or conflict in any material way with the business of the Company and its subsidiaries.

                  Section 3. Compensation. For all services rendered by the Executive in any capacity required hereunder during the Term of Employment, including, without limitation, services as an executive officer, director, or member of any committee of the Company or any of its subsidiaries, the Executive shall be compensated as follows:

                  (a) The Company shall pay the Executive a fixed salary at a rate per annum equal to $185,000("Base Salary"). Base Salary shall be payable bi-weekly.

                  (b) The Executive shall be eligible to receive a bonus with respect to the Term of Employment. The amount, terms and conditions of such bonus shall be determined in due course by the Board.

                  (c) The Executive shall be entitled to five weeks of vacation in each calendar year during the Term of Employment. The Executive shall not be entitled to carryover vacation from one year to another or to any payment in respect of any unused vacation.

                  (d) The Executive shall be entitled to participate in all compensation and employee benefit plans for which any salaried employees of the Company are eligible. Notwithstanding the foregoing, nothing in this Agreement shall preclude the amendment or termination of any such plan or program. Executive will not be entitled to severance under any severance plan of the Company other than pursuant to this Agreement.

                  Section 4. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable entertainment, travel or other expenses incurred by the Executive in connection with the performance of his/her duties under this Agreement, subject to the Executive's presentation of appropriate documentation in accordance with such procedures as the Company may from time to time establish.

                  Section 5. Termination of Employment.

                  (a) The Company shall have the right, upon delivery of written notice to the Executive, to terminate the Executive's employment hereunder prior to the expiration of the Term of Employment:

                      (i) pursuant to a Termination for Cause, or

                      (ii)  upon the Executive's Permanent Disability, or

                      (iii) pursuant to a Termination Without Cause.

                  (b) The Executive shall have the right, upon delivery of written notice to the Company 30 days in advance of the proposed termination date, to terminate the Executive's employment hereunder prior to the expiration of the Term of Employment in the Executive's sole discretion.

                  (c) The Executive's employment hereunder shall terminate automatically without action by any party hereto upon the Executive's death.

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                  (d) For purposes of this  Agreement,  the following terms have the following meanings:

                        "Termination  for  Cause"  means  a  termination  of the
            Executive's employment by the Company because the Executive has (a) materially failed to perform the duties assigned to him hereunder or imposed upon him by applicable law, and such failure to perform constitutes self-dealing, willful misconduct or recklessness, (b) committed an act of dishonesty in the performance of his/her duties hereunder or engaged in conduct materially detrimental to the business of the Company, (c) been convicted of a felony or a misdemeanor involving moral turpitude, (d) materially failed to perform his/her duties hereunder, which breach or failure the Executive shall fail to remedy within 30 days after written demand from the Company, (e) knowingly failed to follow lawful, written directives of the Board, or (f) engaged in any material employment act or practice, including but not limited to sexual harassment, forbidden by the Company in its employment manual as revised from time to time.

                        "Termination  Without  Cause" means a termination of the
            Executive's employment by the Company other than due to Permanent Disability, retirement or expiration of the Term of Employment and other than a Termination for Cause.

                        "Permanent  Disability" means permanently disabled so as
            to qualify for full benefits under the Company's then-existing disability insurance policy. If the Company does not maintain any such policy on the date of termination, "Permanent Disability" shall mean the inability of the Executive to work for a period of four full calendar months during any eight consecutive calendar months due to illness or injury of a physical or mental nature, supported by the completion by the Executive's attending physician of a medical certification form outlining the disability and treatment.

                  Section 6. Benefits Upon Termination.

                  (a) In lieu of any severance that may otherwise be payable to the Executive pursuant to any policies of the Company, whether existing on the date hereof or in effect from time to time hereafter, in the event that the Company terminates the Executive's employment pursuant to a Termination Without Cause, the Company shall continue to pay the Executive's Base Salary for a period (the "Severance Period") equal two years from the effective date of such termination. The Executive also shall be entitled to any earned but unpaid Base Salary as of the effective date of termination of employment. No other payments shall be made, or benefits provided, by the Company under this Agreement except as otherwise required by law or the Company's benefit plans.

                  (b) In the event that the Company terminates the Executive's employment pursuant to a Permanent Disability, the Company shall pay the Executive any earned but unpaid Base Salary as of the date of termination of employment. No other payments shall be made, or benefits provided, by the Company under this Agreement except as otherwise required by law or the Company's benefit plans.

                  (c) In the event that the Company terminates the Executive's employment pursuant to a Termination for Cause or the Executive terminates his/her employment with the Company for any reason (including, without limitation, pursuant to any retirement), the Company shall pay the Executive any earned but unpaid Base Salary as of the date of termination of employment. No other payments shall be made, or benefits provided, by the Company under this Agreement or otherwise except to the extent required by law or the Company's benefit plans.

                  (d) In the event that the Executive's employment hereunder is terminated due to the Executive's death, the Company shall pay the Executive's executor or other legal representative (the "Representative") any earned but unpaid Base Salary as of the date of termination of employment. No other payments shall be made, or benefits provided, by the Company whether under this Agreement or otherwise except to the extent required by law or the Company's benefit plans.

                  (e) Any payments to be made or benefits to be provided by the Company pursuant to this Section 6 (other than in the event of the Executive's death or Permanent Disability) are subject to the receipt by the Company of an effective general release and agreement not to sue, in form and substance reasonably satisfactory to the Company (the "Release") pursuant to which the Executive agrees (i) to release all claims against the Company and certain related parties (excluding claims for (x) indemnification under the Company's Certificate of Incorporation or by-laws or (y) any severance benefits arising out of this Agreement or otherwise), (ii) not to maintain any action, suit, claim or proceeding against the Company, its subsidiaries and affiliates and certain related parties, and (iii) to be bound by certain confidentiality and mutual non-disparagement covenants specified therein. Notwithstanding the due date of any post-employment payment, the Company shall not be obligated to make any payments under this Section 6 until after the expiration of any revocation period applicable to the Release.

                  (f) The Executive shall not be required to mitigate the severance payments to be made to him hereunder and if the Executive obtains other employment while receiving severance payments hereunder he shall continue to be entitled to the benefits of this Agreement.

                  (g) Notwithstanding anything else herein to the contrary in this Section 5 or otherwise, distributions to be made to Executive may be delayed for up to 6 months in order to avoid adverse tax implications to Executive, the Company or other similarly situated employees under Section 409A of the Internal Revenue Code of 1986 (the "Code"). At the end of such period of delay, you will be paid the delayed payment amounts, plus interest for the period of any such delay. For purposes of the preceding sentence, interest shall be calculated using the six (6) month Treasury Bill rate in effect on the date on which the payment is delayed, and shall be compounded daily.

                  Section 7. Confidential Information. The Executive and the Company agree that all information pertaining to the affairs, business, clients, or customers of the Company or any of its subsidiaries, other than information that the Company has previously made publicly available, is confidential information belonging to the Company and is a unique and valuable asset of the Company. Both during the Term of Employment hereof and thereafter, the Executive shall not, except to the extent reasonably necessary in the performance of his/her duties for the Company during the Term of Employment, disclose any information concerning the affairs, businesses, clients, or customers of the Company or its subsidiaries, or make use of any such information for his/her own purposes or for the benefit of any other person, firm, or corporation. All records, memoranda, letters, books, papers, reports, or other data, and other records and documents relating to the Company or its subsidiaries, whether made by the Executive or otherwise coming into his/her possession, shall remain the property of the Company, no copies thereof shall be made which are not retained by the Company, and the Executive agrees, on termination of his/her employment not to retain any copies and deliver all such confidential information in his/her possession to the Company.

                  Section 8. Non-Compete; Non-Solicitation.

                  (a) During the period (the "Restricted Period") commencing on the termination of his/her employment for any reason whatsoever, except in the event of Change in Control, during the Term of Employment and ending one year thereafter, the Executive shall not, without express prior written consent of the Company, directly or indirectly, own or hold any proprietary interest in, or be employed by or receive remuneration from, any corporation, partnership, sole proprietorship or other entity (collectively, an "entity") "engaged in competition" (as defined below) with the Company or any of its subsidiaries (a "Competitor"). For purposes of the preceding sentence, (i) the term "proprietary interest" means direct or indirect ownership of an equity interest in an entity other than ownership of less than 2 percent of any class stock in a publicly-held entity, and (ii) an entity shall be considered to be "engaged in competition" if such entity is, or is a holding company for or a subsidiary of an entity which is engaged in the business of (A) providing banking, trust services, asset management advice, or similar financial services to consumers, businesses individuals or other entities, and (B) the entity, holding company or subsidiary maintains any physical offices for the transaction of such business located within 50 miles of the main office of the Company.

                  (b) During the Restricted Period, and for a period of one year thereafter, the Executive shall not, either directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature, (i) call upon any person or entity which is or has been within 24 months prior to the termination or other cessation of Executive's employment for any reason, a customer of the Company or any subsidiary (each a "Customer") for the direct or indirect purpose of soliciting or selling deposit, loan or trust products or services or (ii) induce any Customer to curtail, cancel, not renew, or not continue their business with the Company or any subsidiary.

                  (c) During the Restricted Period, and for a period of one year thereafter, the Executive shall not, without the express prior written consent of the Company, directly or indirectly, (i) solicit or assist any third party in soliciting for employment any person employed by the Company or any of its subsidiaries at the time of the termination of the Executive's employment (collectively, "Employees"), (ii) employ, attempt to employ or materially assist any third party in employing or attempting to employ any Employee, or (iii) otherwise act on behalf of any Competitor to interfere with the relationship between the Company or any of its subsidiaries and their respective Employees.

                  (d) The Executive acknowledges that the restrictions contained in this Section 8 are reasonable and necessary to protect the legitimate interests of the Company and that any breach by the Executive of any provision contained in this Section 8 will result in irreparable injury to the

Company for which a remedy at law would be inadequate. Accordingly, the Executive acknowledges that the Company shall be entitled to temporary, preliminary and permanent injunctive relief against the Executive in the event of any breach or threatened breach by the Executive of the provisions of this
Section 8, in addition to any other remedy that may be available to the Company whether at law or in equity. With respect to any provision of this Section 8 finally determined by a court of competent jurisdiction to be unenforceable, such court shall be authorized to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law. If the covenants of Section 8 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce such covenants in any other jurisdiction and shall not bar or limit the enforceability of any other provisions.

                  (e) The provisions of this Section 8 shall survive the termination of the Executive's employment with the Company for any reason whatsoever so long as the termination of employment occurs during the Term of Employment. If there is no termination of Executive's employment during the Term of Employment, the provisions of this Section 8 shall expire and be of no further force and effect after the Term of Employment. The Company shall not be required to post any bond or other security in connection with any proceeding to enforce the provisions of this Section 8.

                  Section 9. Withholdings. The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, State, City or other taxes and all other deductions as shall be required pursuant to any law or regulation or pursuant to any contributory benefit plan maintained by or on behalf of the Company.

                  Section 10. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail (i) if to the Executive, at the address set forth above, or (ii) if to the Company, as follows:

                  The Board Of Directors
                  Peapack-Gladstone Bank
                  158 Route 206 North
                  Gladstone, NJ 07934

or to such other address as either party shall have previously specified in writing to the other.

                  Section 11. Binding Agreement; Assignment. This Agreement shall be binding upon and shall inure to the benefit of, the Executive and the Company and its successors and permitted assigns. This Agreement is personal to the Executive and may not be assigned by him. The Company may assign its rights and obligations under this Agreement in connection with a sale of all or substantially all of the business of PGFC or the Bank. Any successor to the Company by merger or consolidation shall be entitled to the benefits of this Agreement.

                  Section 12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof.

                  Section 13. Dispute Resolution. At the option of either the Company or the Executive, any dispute, controversy or question arising under, out of or relating to this Agreement, the Executive's employment or termination of employment, including but not limited to any and all statutory claims involving workplace discrimination or wrongful discharge, but excluding claims pursuant to Sections 7 or 8 hereof, shall be referred for decision by arbitration in the State of New Jersey by a neutral arbitrator mutually selected by the parties hereto. Any arbitration proceeding shall be governed by the Rules of the American Arbitration Association then in effect or such last in effect (in the event such Association is no longer in existence). If the parties are unable to agree upon such a neutral arbitrator within 21 days after either party has given the other written notice of the desire to submit the dispute, controversy or question for decision as aforesaid, then either party may apply to the American Arbitration Association for a final and binding appointment of a neutral arbitrator; however, if such Association is not then in existence or does not act in the matter within 45 days of any such application, either party may apply to a judge of the local court where the Bank is headquartered for an appointment of a neutral arbitrator to hear the parties and such judge is hereby authorized to make such appointment. In the event that either party exercises the right to submit a dispute, controversy or question arising hereunder to arbitration, the decision of the neutral arbitrator shall be final, conclusive and binding on all interested persons and no action at law or in equity shall be instituted or, if instituted, further prosecuted by either party other than to enforce the award of the neutral arbitrator. The award of the neutral arbitrator may be entered in any court that has jurisdiction. The Executive and the Company shall each bear all their own costs (including the fees and disbursements of counsel) incurred in connection with any such arbitration and shall each pay one-half of the costs of any arbitrator.

                  Section 14. Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings among them with respect to such matters.

                  Section 15. Amendments. This Agreement may only be amended or otherwise modified, and compliance with any provision hereof may only be waived, by a writing executed by all of the parties hereto. The provisions of this
Section 15 may only be amended or otherwise modified by such a writing.

                  Section 16. Effect on Change-in-Control Agreement. Notwithstanding anything else to the contrary in this Agreement, if the Change-in-Control Agreement between the Company and the Executive, dated as of January 1, 2008 becomes effective due to a Change-in-Control of the Company (as defined therein), while the Executive remains employed by the Company, this Agreement, including, without limitation, Sections 7 and 8 hereof, shall no longer be effective in any respect but instead the relationship between the Executive and the Company shall be governed by the Change-in-Control Agreement. If the Executive is terminated prior to a Change-in-Control of the Company, then Sections 7 and 8 hereof shall survive any Change-in-Control.

                  Section 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, PGFC and the Bank have caused this Agreement to be duly executed by the undersigned, thereunto duly authorized, and the Executive has signed this Agreement, all as of the date first written above.

ATTEST:                               PEAPACK-GLADSTONE
                                       FINANCIAL CORPORATION

/s/ Antoinette Rosell                 By: /s/ Frank A. Kissel
Antoinette Rosell, Secretary          Frank A. Kissel, Chairman

ATTEST:                               PEAPACK-GLADSTONE BANK

/s/ Antoinette Rosell                 By: /s/ Frank A. Kissel
Antoinette Rosell, Secretary          Frank A. Kissel, Chairman

/s/ Bridget J. Walsh                  By: /s/ Arthur F. Birmingham